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                                                                    Exhibit 99.1


                                                              Charles L. Schultz


                                                              (213) 629-9222

            AMWEST INSURANCE GROUP, INC. ANNOUNCES BANKRUPTCY FILING
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     CALABASAS, CA - July 24, 2001 - Amwest Insurance Group, Inc. (AMEX:AMW;
PCXE:AMW) today announced that it has commenced Chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the Central District of California. The Company will be a debtor in possession, and in due course will file with the Bankruptcy Court a plan for the reorganization of its debts.

     The bankruptcy filing arose as a result of the June 8, 2001, takeover by the Director of Insurance of the State of Nebraska of the Company's principal operating subsidiary, Amwest Surety Insurance Company. Amwest Surety Insurance Company has been placed in liquidation by the Nebraska Director of Insurance.

     Certain statements contained in this news release regard matters that are not historical facts and are forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

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